Exhibit 10.3
Amendment to Employment Agreement
     This Amendment to Employment Agreement (this “Amendment”) is entered into by and between Robert D. Falese (hereinafter “Employee”) and Commerce Bancorp, Inc. (and all of its affiliates and subsidiaries) (hereinafter collectively “Commerce”), a New Jersey business corporation, effective as of the date written below. This Amendment amends the Amended and Restated Employment Agreement between Employee and Commerce dated as of October 2, 2007 (the “Employment Agreement”).
     For purposes of complying with Section 409A of the Internal Revenue Code of 1986, as amended, the last sentence of Section 7.1(b) of the Employment Agreement is deleted, and in its place, the following sentence is added:
“If and only to the extent that it becomes necessary to reduce any compensation payable to Employee in order to comply with this provision, then (i) the installment of the Change in Control Payment to be paid to Employee on the third anniversary of the Closing Date shall be reduced first, (ii) the installment of the Change in Control Payment to be paid to Employee on the second anniversary of the Closing Date shall be reduced second, (iii) the installment of the Change in Control Payment to be paid to Employee on the first anniversary of the Closing Date shall be reduced third, (iv) the installment of the Change in Control Payment to be paid to Employee on the Closing Date shall be reduced fourth, and (v) any other cash payments to be paid to Employee shall be reduced fifth, commencing with those payments payable latest in time and ending with those payments payable earliest in time under the terms of this Agreement.”
     In addition, Section 7.1(c) of the Employment Agreement (for purposes of clarity, including subsections (i) and (ii) thereof) is hereby deleted, and all references thereto are hereby deleted.
     All other terms of the Employment Agreement remain unamended. This Amendment may be signed in counterparts, all of which shall be considered one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of December 31, 2007.

COMMERCE BANCORP, INC.

By:	/s/ Douglas J. Pauls

EMPLOYEE

/s/ Robert D. Falese

Robert D. Falese